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                   AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

     This Amendment No. 2 to Stock Purchase Agreement ("Amendment No. 2") is made as of January 12, 1999 by and between Fidelity Leasing, Inc., a Pennsylvania corporation ("Purchaser"), and Japan Leasing (U.S.A.), Inc., a Delaware corporation ("Seller"), in connection with that certain Stock Purchase Agreement, dated as of December 15, 1998, by and between Purchaser and Seller (the "Stock Purchase Agreement").

                                    RECITALS

     WHEREAS, Purchaser, Seller and, for the limited purposes set forth on the signature page of the Stock Purchase Agreement, Resource America, Inc., a Delaware corporation, constitute all of the parties to the Stock Purchase Agreement; and

     WHEREAS, Section 11.2 of the Stock Purchase Agreement provides that the Stock Purchase Agreement can be amended, supplemented or modified only by a written instrument signed by each of the parties thereto making specific reference thereto; and

     WHEREAS, the parties to the Stock Purchase Agreement have previously amended the Stock Purchase Agreement pursuant to that certain Amendment No. 1 to Stock Purchase Agreement, dated as of December 31, 1998 ("Amendment No. 1"); and

     WHEREAS, the parties to the Stock Purchase Agreement desire to amend in accordance with this written instrument certain terms of the Stock Purchase Agreement; and

     WHEREAS, each of the parties hereto has authorized the execution of this Amendment No. 2.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:



1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.
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2. Amendment of Section 6.12. The last sentence of section 6.12(a) of the
Stock Purchase Agreement is hereby amended to read in its entirety as follows:

        "Seller shall use its reasonable best efforts to deliver, or cause to be delivered, to Purchaser not less than two Business Days prior to the Closing Date copies of payoff letters and waivers of payment of any interest at default rates, late payment fees and Company Lender expenses from each of the Company Lenders."

3. Deletion of Section 6.19(b). Section 6.19(b) of the Stock Purchase
Agreement is hereby deleted in its entirety, it being understood that Purchaser shall have no rights or obligations thereunder whatsoever.

4. Deletion of Section 6.19(c). Section 6.19(c) of the Stock Purchase Agreement is hereby deleted in its entirety, it being understood that Seller shall have no rights or obligations thereunder whatsoever.

5. Amendment of Section 7.2. Section 7.2 of the Stock Purchase Agreement is hereby amended by (i) deleting the word "and" appearing at the end of Section 7.2(o), (ii) replacing the period at the end of Section 7.2(p) with a semi-colon followed by the word "and", and (iii) adding the following subsection to the end of such section:

        (q) Purchaser will have received a copy of each of the payoff letters described in Section 6.12(a) reasonably in advance of the Closing to permit Purchaser to deliver payment instructions necessary to the perfomance by Purchaser of its payment obligations under Section 6.12(a)."

6. Effect on Stock Purchase Agreement. Except as set forth in this Amendment No. 2, all terms and provisions of the Stock Purchase Agreement, as previously amended by Amendment No. 1, shall remain in full force and effect in accordance with the terms thereof.

7. Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their duly authorized representatives as of the day and year first above written.


                                            FIDELITY LEASING, INC.


                                            By:

                                            Name:
                                            Title:



                                            JAPAN LEASING (U.S.A.), INC.


                                            By:

                                            Name:
                                            Title:


     THE UNDERSIGNED ACKNOWLEDGES AND AGREES that it is bound by and subject to the provisions of, and otherwise a party to, Article X of the Stock Purchase Agreement, as amended by Amendment No. 1 and this Amendment No. 2.


                                            RESOURCE AMERICA, INC.


                                            By:

                                            Name:
                                            Title: